Calculation of Filing Fee Tables
S-8
WILLIS TOWERS WATSON PLC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, par value $0.000304635 per share	Other	3,122,500	$ 252.15	$ 787,338,375.00	0.0001381	$ 108,731.43
Total Offering Amounts:						$ 787,338,375.00		$ 108,731.43
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 108,731.43
Offering Note
[1]	(1) This registration statement on Form S-8 relates to ordinary shares, $0.000304635 nominal value per share ("Ordinary Shares"), of Willis Towers Watson Public Limited Company (the "Registrant") to be issued under the WTW Amended and Restated Employee Share Purchase Plan (as amended and restated, the "Amended Plan"). The Registrant's shareholders approved an increase to the aggregate number of ordinary shares available for issuance under the Amended Plan on May 20, 2026. Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of Ordinary Shares which may be offered or issued by reason of stock splits, stock dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of outstanding Ordinary Shares. (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 (c) and (h) under the Securities Act. The offering price per share and aggregate offering price are based upon $252.15, which is the average of the high and low trading prices of the Ordinary Shares as reported on the NASDAQ Global Select Market on May 20, 2026. (3) The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources